Exhibit 10.3

Execution Version

LOCK-UP AND SUPPORT AGREEMENT

THIS LOCK-UP AND SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of August 13, 2021, by and among TH International Limited, a Cayman Islands exempted company (the “Company”), Silver Crest Acquisition Corporation, a Cayman Islands exempted company (“SPAC”), and the persons listed on Schedule A hereto (each, a “Company Shareholder” and collectively, the “Company Shareholders”).

WHEREAS, capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed thereto in the Agreement and Plan of Merger (the “Merger Agreement”) entered into by and among the Company, Miami Swan Ltd, a Cayman Islands exempted company and wholly owned subsidiary of the Company (“Merger Sub”), and SPAC, pursuant to which, among other things, (i) Merger Sub will be merged with and into SPAC (the “First Merger”), with SPAC surviving the First Merger as a wholly owned subsidiary of the Company, and (ii) SPAC will be merged with and into the Company (the “Second Merger” and together with the First Merger, the “Mergers”), with the Company surviving the Second Merger.

WHEREAS, each Company Shareholder is, as of the date of this Agreement, the sole legal and beneficial owner of the number of Pre-Split Shares, set forth opposite such Company Shareholder’s name on Schedule A hereto (such Pre-Split Shares, together with any other Pre-Split Shares acquired by such Company Shareholder after the date of this Agreement and during the term of this Agreement, including upon exercise of Company Options, being collectively referred to herein as the “Subject Shares”).

WHEREAS, as a condition to their willingness to enter into the Merger Agreement, the Company and SPAC have requested that each of the Company Shareholders enter into this Agreement.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated into this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereto agree as follows:

Article I
Definitions

1.1           Definitions. The terms defined in this Section 1.1 shall, for all purposes of this Agreement, have the respective meanings set forth below:

“Company Per Share Trading Price” means, at any given time, the trading price per share of Company Ordinary Shares as reported by Bloomberg or, if not available on Bloomberg, as reported by Morningstar.

“Company Sale” means the transfer to or acquisition by (whether by tender offer, merger, consolidation, division or other similar transaction), in one transaction or a series of related transactions, a person or entity or group of affiliated persons or entities (other than an underwriter pursuant to an offering), of the Company’s voting securities if, after such transfer or acquisition, such person, entity or group of affiliated persons or entities would beneficially own (as defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) more than 50% of the outstanding voting securities of the Company.

“Consent Agreement” means the consent agreement dated the date hereof which exclusively governs the conditions and other terms under which the Company Shareholder set forth in Schedule B to this Agreement has consented to the Company’s execution of the Merger Agreement and consummation of the Mergers and Listing.

“Earn-Out Expiration Date” means the five (5)-year anniversary of the Closing Date.

“Earn-Out Shares” means, collectively, the Minimum Earn-Out Shares and the Maximum Earn-Out Shares.

“Listing” has the meaning given to it in the Consent Agreement.

“Locked-Up Shares” means, with respect to each Company Shareholder, any Company Ordinary Shares held by such Company Shareholder immediately after the Closing, any Company Ordinary Shares issuable upon the exercise of options or warrants to purchase Company Ordinary Shares held by such Company Shareholder immediately after the Closing (along with such options or warrants themselves), any Company Ordinary Shares acquirable upon the conversion, exercise or exchange of any securities convertible into or exercisable or exchangeable for Company Ordinary Shares held by such Company Shareholder immediately after the Closing (along with such securities themselves) and any Earn-Out Shares to the extent issued pursuant hereto.

“Maximum Earn-Out Shares” means, with respect to each Company Shareholder, the number of Company Ordinary Shares set forth opposite such Company Shareholder’s name on Schedule A hereto.

“Minimum Earn-Out Shares” means, with respect to each Company Shareholder, the number of Company Ordinary Shares set forth opposite such Company Shareholder’s name on Schedule A hereto.

“Trading Day” means any day on which Company Ordinary Shares are actually traded on the principal securities exchange or securities market on which Company Ordinary Shares are then traded.

“Transfer” means, with respect to any securities, any (a) sale of, offer to sell, contract or agreement to sell, hypothecation of, pledge of, grant of any option, right or warrant to purchase or other transfer or disposition of, or agreement to transfer or dispose of, directly or indirectly, or establishment or increase of a put equivalent position in respect of, or liquidation or decrease of a call equivalent position in respect of, within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder, any such securities, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any such securities, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

Article II
Representations and Warranties of the Company Shareholders

Each Company Shareholder severally and not jointly hereby represents and warrants to the Company and SPAC during the period starting from the date hereof until the earlier of (1) the Closing and (2) the termination of the Merger Agreement in accordance with its terms (the “Exclusivity Period”) as follows:

2.1            Organization and Standing. Such Company Shareholder has been duly organized and is validly existing and in good standing under the Laws of its jurisdiction of organization and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Such Company Shareholder is duly qualified or licensed and in good standing to do business (to the extent such concept is applicable in such Company Shareholder’s jurisdiction of formation) in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary.

2.2            Authorization; Binding Agreement. Such Company Shareholder has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and no other proceedings on the part of such Company Shareholder are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Company Shareholder and, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes the valid and binding obligation of such Company Shareholder, enforceable against such party in accordance with its terms, subject to the Enforceability Exceptions. Solely with respect to Pangaea Two Acquisition Holdings XXIIB Limited (“XXIIB”), such Company Shareholder has obtained a written consent of its equityholders required to approve its execution and delivery of this Agreement and the Written Consent, its performance of its obligations hereunder and thereunder and its consummation of the transactions contemplated hereby and thereby.

2.3            Governmental Approvals. No consent of or with any Governmental Authority on the part of such Company Shareholder is required to be obtained or made in connection with the execution, delivery or performance by such Company Shareholder of this Agreement or the consummation by such Company Shareholder of the transactions contemplated hereby, other than (a) applicable requirements, if any, of the Securities Act, the Exchange Act, and/ or any state “blue sky” securities Laws, and the rules and regulations thereunder and (b) where the failure to obtain or make such consents or to make such filings or notifications would not prevent, impede or, in any material respect, delay or adversely affect the performance by such Company Shareholder of its obligations under this Agreement.

2.4            Non-Contravention. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance with any of the provisions hereof by such Company Shareholder will not (a) conflict with or violate any provision of the Organizational Documents of such Company Shareholder and solely with respect to XXIIB, the Amended and Restated Shareholders’ Agreement, dated as of February 11, 2021, by and among Pangaea Two Acquisition Holdings XXIIA Limited and the other parties thereto (the “XXIIB SHA”), (b) conflict with or violate any Law, permit, Governmental Order or consent applicable to such Company Shareholder or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by such Company Shareholder under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien (other than Permitted Lien) upon any of the properties or assets of such Company Shareholder under, (viii) give rise to any obligation to obtain any third party consent from any Person or (ix) give any Person the right to declare a default, exercise any remedy, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any material Contract of such Company Shareholder, except for any deviations from any of the foregoing clauses (b) or (c) that would not prevent, impede or, in any material respect, delay or adversely affect the performance by such Company Shareholder of its obligations under this Agreement.

2.5            Subject Shares. Such Company Shareholder is the sole legal and beneficial owner of the Pre-Split Shares set forth opposite such Company Shareholder’s name on Schedule A hereto, and all such Subject Shares are owned by such Company Shareholder free and clear of all liens or encumbrances, other than liens or encumbrances pursuant to this Agreement, the Organizational Documents of the Company, the JVIA (as defined below), the Merger Agreement or applicable federal or state securities laws. Such Company Shareholder does not legally or beneficially own any shares of the Company other than the Subject Shares. Such Company Shareholder has the sole right to vote the Subject Shares, and none of the Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Subject Shares, except as contemplated by this Agreement, the Organizational Documents of the Company, the JVIA, the Merger Agreement or the XXIIB SHA.

2.6            Merger Agreement. Such Company Shareholder understands and acknowledges that the Company and SPAC are entering into the Merger Agreement in reliance upon the Company Shareholders’ execution and delivery of this Agreement. Such Company Shareholder has received a copy of the Merger Agreement and is familiar with the provisions of the Merger Agreement.

Article III
Representations and Warranties of SPAC

SPAC hereby represents and warrants to each Company Shareholder and the Company during the Exclusivity Period as follows:

3.1            Organization and Standing. SPAC is an exempted company duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands. SPAC has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. SPAC is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary.

3.2            Authorization; Binding Agreement. SPAC has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and no other corporate proceedings on the part of SPAC are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by SPAC and, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes the valid and binding obligation of SPAC, enforceable against SPAC in accordance with its terms, subject to the Enforceability Exceptions.

3.3          Non-Contravention. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance with any of the provisions hereof by SPAC will not (a) conflict with or violate any provision of Organizational Documents of SPAC, (b) conflict with or violate any Law, permit, Governmental Order or consent applicable to SPAC or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by SPAC under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien (other than Permitted Lien) upon any of the properties or assets of SPAC under, (viii) give rise to any obligation to obtain any third party consent from any Person or (ix) give any Person the right to declare a default, exercise any remedy, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any material Contract of SPAC, except for any deviations from any of the foregoing clauses (b) or (c) that would not prevent, impede or, in any material respect, delay or adversely affect the performance by SPAC of its obligations under this Agreement.

Article IV
Representations and Warranties of the Company

The Company hereby represents and warrants to each Company Shareholder and SPAC during the Exclusivity Period as follows:

4.1            Organization and Standing. The Company is an exempted company duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands. The Company has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary.

4.2           Authorization; Binding Agreement. The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

4.3          Non-Contravention. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance with any of the provisions hereof by the Company will not (a) conflict with or violate any provision of Organizational Documents of the Company, (b) conflict with or violate any Law, permit, Governmental Order or consent applicable to the Company or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by the Company under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien (other than Permitted Lien) upon any of the properties or assets of the Company under, (viii) give rise to any obligation to obtain any third party consent from any Person or (ix) give any Person the right to declare a default, exercise any remedy, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any material Contract of the Company, except for any deviations from any of the foregoing clauses (b) or (c) that would not prevent, impede or, in any material respect, delay or adversely affect the performance by the Company of its obligations under this Agreement.

Article V
Agreement Regarding Voting; Certain Other Covenants of the Company Shareholders

Each Company Shareholder covenants and agrees during the Exclusivity Period:

5.1          Agreement Regarding Voting.

(a)            Against Other Transactions. At any meeting of shareholders of the Company, or at any adjournment thereof, or in connection with any written consent of the shareholders of the Company or in any other circumstances upon which such Company Shareholder’s vote, consent or other approval is sought, such Company Shareholder shall (i) attend any such meeting of shareholders (in person or by proxy) or otherwise cause the Subject Shares to be counted as present thereat for the purposes of determining whether a quorum is present and (ii) vote (or cause to be voted) the Subject Shares (including by written consent, if applicable) against (w) other than in connection with the Transactions, any business combination agreement, merger agreement or merger (other than the Merger Agreement and the Mergers), scheme of arrangement, business combination, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or any public offering of any equity securities of the Company, any of its material Subsidiaries, or, in case of a public offering only, a newly-formed holding company of the Company or such material Subsidiaries, (x) any Alternative Transaction Proposal, (y) other than any amendment to Organizational Documents of the Company in furtherance of Section 2.01 of the Merger Agreement, any amendment of Organizational Documents of the Company or other proposal or transaction involving the Company or any of its Subsidiaries and (z) any proposal or effort to revoke (in whole or in part) any approval set forth in the Written Consent, which, in each of cases (w) and (y) of this sentence, would be reasonably likely to in any material respect impede, interfere with, delay or attempt to discourage, frustrate the purposes of, result in a breach by the Company of, prevent or nullify any provision of the Merger Agreement or any other Transaction Agreements, the Mergers or any other Transaction or change in any manner the voting rights of any class of the Company’s share capital.

(b)            Revoke Other Proxies. Such Company Shareholder represents and warrants that any proxies or powers of attorney heretofore given in respect of the Subject Shares that may still be in effect are not irrevocable, and such proxies or powers of attorney have been or are hereby revoked, other than the voting and other arrangements under the Organizational Documents and any option grant agreement by and between such Company Shareholder and the Company in connection with granting any Company Option to such Company Shareholder of the Company.

(c)           Irrevocable Proxy and Power of Attorney. Such Company Shareholder hereby unconditionally and irrevocably grants to, and appoints, SPAC and any individual designated in writing by SPAC, and each of them individually, as such Company Shareholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Company Shareholder, to vote the Subject Shares, or grant a written consent or approval in respect of the Subject Shares in a manner consistent with Section 5.1(a). Such Company Shareholder understands and acknowledges that SPAC is entering into the Merger Agreement in reliance upon such Company Shareholder’s execution and delivery of this Agreement. Such Company Shareholder hereby affirms that the irrevocable proxy and power of attorney set forth in this Section 5.1(c) are given in connection with the execution of the Merger Agreement, and that such irrevocable proxy and power of attorney are given to secure the performance of the duties of such Company Shareholder under this Agreement. Such Company Shareholder hereby further affirms that the irrevocable proxy and power of attorney are given to secure a proprietary interest and may under no circumstances be revoked. Such Company Shareholder hereby ratifies and confirms all that such irrevocable proxy and power of attorney may lawfully do or cause to be done by virtue hereof. SUCH IRREVOCABLE PROXY AND POWER OF ATTORNEY ARE EXECUTED AND INTENDED TO BE IRREVOCABLE IN ACCORDANCE WITH THE PROVISIONS OF THE POWERS OF ATTORNEY ACT OF THE CAYMAN ISLANDS (REVISED). The irrevocable proxy and power of attorney granted hereunder shall only terminate upon the termination of this Section 5.1. Notwithstanding anything to the contrary in this Agreement, this Section 5.1(c) shall not apply to the Company Shareholder set forth in Schedule B to this Agreement.

5.2            No Transfer. During the Exclusivity Period, other than (w) upon the consent of both the Company and SPAC, (x) permitted by this Agreement, (y) as a distribution to entities set forth in Schedule C to this Agreement or their respective Affiliates or (z) to an Affiliate of such Company Shareholder (provided that, in each case of the foregoing clauses (x), (y) and (z), such transferee shall enter into a written agreement, in form and substance reasonably satisfactory to the Company and SPAC, agreeing to be bound by this Agreement, and shall have the same rights and benefits under this Agreement, to the same extent as such transferring Company Shareholder), such Company Shareholder shall not, directly or indirectly, (i) Transfer any Subject Shares, other than pursuant to the Mergers, (ii) grant any proxies or powers of attorney or enter into any voting arrangement, whether by proxy, voting agreement, voting trust, voting deed or otherwise (including pursuant to any loan of Subject Shares), with respect to any Subject Shares, in each case, other than as set forth in this Agreement, the Merger Agreement, Transaction Agreements or the voting and other arrangements under the Organizational Documents of the Company, (iii) take any action that would reasonably be expected to make any representation or warranty of such Company Shareholder herein untrue or incorrect, or would reasonably be expected to have the effect of preventing or disabling such Company Shareholder from performing its obligations hereunder, or (iv) commit or agree to take any of the foregoing actions. Any action attempted to be taken in violation of the preceding sentence will be null and void. Such Company Shareholder agrees with, and covenants to, the Company and SPAC that such Company Shareholder shall not request that the Company register the Transfer (by book-entry or otherwise) of any certificated or uncertificated interest representing any of the Subject Shares.

5.3            Waiver of Dissenters’ Rights. Each Company Shareholder hereby irrevocably waives, and agrees not to exercise or assert, any dissenters’ rights under Section 238 of the Cayman Companies Law and any other similar statute in connection with the Mergers and the Merger Agreement.

5.4           New Shares. In the event that prior to the Closing (i) any Pre-Split Shares, Company Ordinary Shares or other securities are issued or otherwise distributed to a Company Shareholder pursuant to any stock dividend or distribution, or any change in any of the Pre-Split Shares, Company Ordinary Shares or other share capital of the Company by reason of any stock split-up, recapitalization, combination, exchange of shares or the like, including any shares received pursuant to the Share Split, (ii) a Company Shareholder acquires legal or beneficial ownership of any Pre-Split Shares or Company Ordinary Shares after the date of this Agreement, including upon exercise of options or settlement of restricted share units or (iii) a Company Shareholder acquires the right to vote or share in the voting of any Pre-Split Share or Company Ordinary Share after the date of this Agreement (collectively, the “New Securities”), the terms “Subject Shares” shall be deemed to refer to and include such New Securities (including all such stock dividends and distributions and any securities into which or for which any or all of the Subject Shares may be changed or exchanged into).

5.5          Exclusivity; Confidentiality. Each Company Shareholder shall be bound by and comply with Sections 8.03(a) (Exclusivity) and 8.05(b) (Confidentiality; Publicity) of the Merger Agreement (and any relevant definitions contained in any such sections) as if (a) such Company Shareholder was an original signatory to the Merger Agreement with respect to such provisions, and (b) each reference to the “Company” contained in Section 8.03(a) of the Merger Agreement (other than Section 8.03(a)(i) or for purposes of the definition of Alternative Transaction Proposal) and “Affiliates” contained in Section 8.05(b) of the Merger Agreement also referred to such Company Shareholder.

5.6            Consent to Disclosure. Each Company Shareholder consents to and authorizes the Company or SPAC, as applicable, to publish and disclose in all documents and schedules filed with the SEC or any other Governmental Entity or applicable securities exchange, and any press release or other disclosure document that the Company or SPAC, as applicable, reasonably determines to be necessary or advisable in connection with the Mergers or any other transactions contemplated by the Merger Agreement or this Agreement, such Company Shareholder’s identity and ownership of such Company Shareholder’s Subject Shares, the existence of this Agreement and the nature of such Company Shareholder’s commitments and obligations under this Agreement, and such Company Shareholder acknowledges that the Company or SPAC may, in their sole discretion, file this Agreement or a form hereof with the SEC or any other Governmental Entity or securities exchange. Such Company Shareholder agrees to promptly give the Company or SPAC, as applicable, any information that is in its possession that the Company or SPAC, as applicable, may reasonably request for the preparation of any such disclosure documents, and such Company Shareholder agrees to promptly notify the Company and SPAC of any required corrections with respect to any written information supplied by it specifically for use in any such disclosure document, if and to the extent that such Company Shareholder shall become aware that any such information shall have become false or misleading in any material respect.

5.7            Restricted Activities. Each Company Shareholder shall not revoke (in whole or in part), or seek to revoke (in whole or in part), or adopt any resolution, consent or vote that would have the effect of revoking (in whole or in part), any approval set forth in the Written Consent without the prior written consent of SPAC. Such Company Shareholder shall not adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization without the prior written consent of the Company and SPAC.

5.8           Additional Matters. Each Company Shareholder shall, from time to time, (i) execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as the Company or SPAC may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement, the Merger Agreement and the other Transaction Agreements and (ii) refrain from exercising any veto right, consent right or similar right (whether under the Organizational Documents of the Company or the Cayman Companies Law) which would prevent, impede or, in any material respect, delay or adversely affect the consummation of the Mergers or any other Transaction.

5.9           Waiver of Certain Company Shareholders’ Rights. To the extent applicable to such Company Shareholder, each Company Shareholder hereby irrevocably waives and agrees not to exercise any rights he, she or it may have under the Joint Venture and Investment Agreement, dated April 27, 2018, by and among XXIIB, Tim Hortons Restaurants International GmbH and the other parties thereto (as amended, the “JVIA”) and the Amended and Restated Memorandum and Articles of Association of the Company adopted by a special resolutions of shareholders of the Company dated February 26, 2021 in connection with the Mergers and other transactions contemplated by the Merger Agreement and the other Transaction Agreements.

5.10          Company Shareholder’s Consent Condition. Notwithstanding anything to the contrary in this Agreement, each party hereto acknowledges that the Company Shareholder set forth in Schedule B to this Agreement has provided its consents and covenants under Article V pursuant to and subject to the provisions set forth in the Consent Agreement dated as of the date hereof. Accordingly, the waivers and agreements of the Company Shareholders set forth in Sections 5.1, 5.3 and 5.6 to 5.9 shall not apply to the Company Shareholder set forth in Schedule B to this Agreement. For the avoidance of doubt, the consents of the Company Shareholder set forth in Schedule B to this Agreement are exclusively governed by the terms of the Consent Agreement. If there is any conflict or inconsistency between the provisions of this Agreement and the Consent Agreement, the provisions of the Consent Agreement shall prevail with respect to the Company Shareholder set forth in Schedule B to this Agreement.

Article VI
Other Agreements

6.1           Lock-Up Provisions.

(a)           Subject to the exceptions set forth herein, during the applicable Lock-Up Period (as defined below), each Company Shareholder agrees not to, without the prior written consent of the board of directors of the Company, Transfer any Locked-Up Shares held by such Company Shareholder; provided, however, if any other holder of securities of the Company enters into an agreement relating to the subject matter set forth in this Article VI in connection with the Closing on terms and conditions that are less restrictive than those agreed to herein (or such terms and conditions are subsequently relaxed including as a result of a modification, waiver or amendment), then the less restrictive terms and conditions shall apply to each Company Shareholder. The foregoing limitations shall remain in full force and effect for a period of (i) with respect to 100% of the Company Ordinary Shares held, issuable or acquirable in respect of any Locked-Up Shares held by such Company Shareholder, six (6) months from and after the Closing Date, (ii) with respect to 80% of the Company Ordinary Shares held, issuable or acquirable in respect of any Locked-Up Shares (rounded up to the nearest whole share) held by such Company Shareholder, twelve (12) months from and after the Closing Date, and (iii) with respect to 50% of the Company Ordinary Shares held, issuable or acquirable in respect of any Locked-Up Shares (rounded up to the nearest whole share) held by such Company Shareholder, eighteen (18) months from and after the Closing Date (such periods set forth in the foregoing clauses (i) through (iii), as applicable, the “Lock-Up Period”), with the percentages set forth in this sentence applying to the aggregate holdings of Locked-Up Shares held by all entities constituting such Company Shareholder (to the extent two (2) or more entities constitute such Company Shareholder), and calculated on an aggregated basis. For the avoidance of doubt, the Locked-Up Shares shall be measured on an as-exercised or as-converted basis, as applicable.

(b)           The restrictions set forth in Section 6.1(a) (the “Lock-Up Restrictions”) shall not apply to:

(i)            in the case of an entity, Transfers to (A) such entity’s officers or directors or any affiliate (as defined below) or immediate family (as defined below) of any of such entity’s officers or directors, (B) any shareholder, partner or member of such entity or their affiliates, (C) any affiliate of such entity, or (D) any employees of such entity or of its affiliates;

(ii)            in the case of an individual, Transfers by gift to members of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of such person or to a charitable organization;

(iii)            in the case of an individual, Transfers by virtue of laws of descent and distribution upon death of the individual;

(iv)          in the case of an individual, Transfers by operation of law or pursuant to a court order, such as a qualified domestic relations order, divorce decree or separation agreement;

(v)            in the case of an individual, Transfers to a partnership, limited liability company or other entity of which the undersigned and/or the immediate family of the undersigned are the legal and beneficial owner of all of the outstanding equity securities or similar interests;

(vi)           in the case of an entity that is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust;

(vii)        in the case of an entity, Transfers by virtue of the laws of the state of the entity’s organization and the entity’s organizational documents upon dissolution of the entity;

(viii)       pledges of any Locked-Up Shares held by such Company Shareholder to a financial institution that create a mere security interest in such Locked-Up Shares pursuant to a bona fide loan or indebtedness transaction so long as such Company Shareholder continues to control the exercise of the voting rights of such pledged Locked-Up Shares as well as any foreclosures on such pledged Locked-Up Shares;

(ix)          Transfers of any Company Ordinary Shares acquired as part of the PIPE Financing;

(x)           transactions relating to Company Ordinary Shares or other securities convertible into or exercisable or exchangeable for Company Ordinary Shares acquired in open market transactions after the Closing, provided that no such transaction is required to be, or is, publicly announced (whether on Form 4, Form 5 or otherwise, other than a required filing on Schedule 13F, 13G or 13G/A) during the applicable Lock-Up Period;

(xi)           the exercise of any options or warrants to purchase Company Ordinary Shares (which exercises may be effected on a cashless basis to the extent the instruments representing such options or warrants permit exercises on a cashless basis);

(xii)           Transfers to the Company to satisfy tax withholding obligations pursuant to the Company’s equity incentive plans or arrangements;

(xiii)         Transfers to the Company pursuant to any contractual arrangement in effect at the Closing that provides for the repurchase by the Company or forfeiture of such Company Shareholder’s Locked-up Shares or other securities convertible into or exercisable or exchangeable for Company Ordinary Shares in connection with (x) the termination of the Company Shareholder’s service to the Company or (y) the arrangements contemplated by the JVIA Termination Agreement and Non-Compete Agreement to be entered into by and among the Company and certain other parties on the date hereof;

(xiv)         the establishment of a trading plan that meets the requirements of Rule 10b5-1(c) under the Exchange Act (a “Trading Plan”); provided, however, that no sales of Locked-Up Shares shall be made by such Company Shareholder pursuant to such Trading Plan during the applicable Lock-Up Period and no public announcement or filing is voluntarily made regarding such plan during the applicable Lock-Up Period;

(xv)         Transfers made after the date on which the closing Company Per Share Trading Price equals or exceeds $12.00 per share for any twenty (20) Trading Days within any consecutive thirty (30)-Trading Day period commencing at least one hundred fifty (150) days after the Closing Date;

(xvi)        Transfers made in connection with a liquidation, merger, share exchange or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Company Ordinary Shares for cash, securities or other property subsequent to the Closing Date; and

(xvii)        transactions to satisfy any U.S. federal, state, or local income tax obligations of such Company Shareholder (or its direct or indirect owners) arising from a change in the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or the U.S. Treasury Regulations promulgated thereunder (the “Regulations”) after the date on which the Merger Agreement was executed by the parties, and such change prevents the Mergers from qualifying as a “reorganization” pursuant to Section 368 of the Code (and the Mergers do not qualify for similar tax-free treatment pursuant to any successor or other provision of the Code or Regulations taking into account such changes), in each case, solely to the extent necessary to cover any tax liability as a result of the transaction.

provided, however, that in the case of clauses (i) through (viii), these permitted transferees must enter into a written agreement, in substantially the form of this Agreement, agreeing to be bound by the Lock-Up Restrictions and shall have the same rights and benefits under this Agreement. For purposes of this paragraph, “immediate family” shall mean a spouse, domestic partner, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of an individual; and “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act of 1933, as amended.

(c)           For the avoidance of doubt, each Company Shareholder shall retain all of its rights as a shareholder of the Company during the Lock-Up Period, including the right to vote any Locked-Up Shares.

(d)            In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the Locked-Up Shares, are hereby authorized to decline to make any transfer of securities if such Transfer would constitute a violation or breach of the Lock-Up Restrictions.

(e)           The Company shall remove, and shall cause to be removed (including by causing its transfer agent and The Depository Trust Company (as applicable) to remove), any legends, marks, stop-transfer instructions or other similar notations pertaining to the lock-up arrangements herein from the book-entries evidencing any Locked-Up Shares at the time any such share is no longer subject to the Lock-Up Restrictions (any such Locked-Up Share, a “Free Share”), and shall take all such actions (and shall cause to be taken all such actions) necessary or proper to cause the Free Shares to be consolidated under the CUSIP(s) and/or ISIN(s) applicable to the unrestricted Company Ordinary Shares or so that the Free Shares are in a like position. Any holder of a Locked-Up Share is an express third-party beneficiary of this Section 6.1(e) and entitled to enforce specifically the obligations of the Company set forth in this Section 6.1(e) directly against the Company.

6.2            Earn-Out Provisions.

(a)            If the Company Per Share Trading Price at any point during the trading hours of a Trading Day equals or exceeds $12.50 per share for any twenty (20) Trading Days within any consecutive thirty (30)-Trading Day period at any time commencing on or after the Closing Date and ending on or prior to the Earn-Out Expiration Date (the first occurrence of the foregoing is referred to herein as the “Minimum Share Price Milestone,” and the date on which the first occurrence of the foregoing occurs is referred to as the “Minimum Share Price Milestone Date”), then the Company shall issue, as promptly as reasonably practicable following the Minimum Share Price Milestone Date, to each Company Shareholder its Minimum Earn-Out Shares for the aggregate par value of such Minimum Earn-Out Shares.

(b)            If the Company Per Share Trading Price at any point during the trading hours of a Trading Day equals or exceeds $15.00 per share for any twenty (20) Trading Days within any consecutive thirty (30)-Trading Day period at any time commencing on or after the Closing Date and ending on or prior to the Earn-Out Expiration Date (the first occurrence of the foregoing is referred to herein as the “Maximum Share Price Milestone” and together with the Minimum Share Price Milestone, the “Earn-Out Milestones,” and the date on which the first occurrence of the Maximum Share Price Milestone occurs is referred to as the “Maximum Share Price Milestone Date”), then the Company shall issue, as promptly as reasonably practicable following the Maximum Share Price Milestone Date, to each Company Shareholder its Maximum Earn-Out Shares for the aggregate par value of such Maximum Earn-Out Shares.

(c)           For the avoidance of doubt, (x) if the Maximum Share Price Milestone has been achieved, but the Minimum Share Price Milestone has not been previously achieved, the Minimum Share Price Milestone shall be deemed achieved on the Maximum Share Price Milestone Date, and (y) Earn-Out Shares in respect of each Earn-Out Milestone will be issued and earned only once.

(d)           Upon the Earn-Out Expiration Date:

(i)            if the Minimum Share Price Milestone has not been achieved, none of the Minimum Earn-Out Shares shall be issued and the contingent right to receive the Minimum Earn-Out Shares shall be forfeited for no consideration; and

(ii)            if the Maximum Share Price Milestone has not been achieved, none of the Maximum Earn-Out Shares shall be issued and the contingent right to receive the Maximum Earn-Out Shares shall be forfeited for no consideration.

(e)           In the event that after the Closing and prior to the Earn-Out Expiration Date, there is a Company Sale (or a definitive agreement providing for a Company Sale has been entered into prior to the Earn-Out Expiration Date and such Company Sale is ultimately consummated, even if such consummation occurs after the Earn-Out Expiration Date), then if the per share value of the consideration to be received by the holders of the Company Ordinary Shares in such Company Sale equals or exceeds $12.50 per share and the Minimum Share Price Milestone has not been previously achieved, then the Minimum Share Price Milestone shall be deemed to have been achieved, and if the per share value of the consideration to be received by the holders of the Company Ordinary Shares in such Company Sale equals or exceeds $15.00 per share and the Maximum Share Price Milestone (or both the Minimum Share Price Milestone and the Maximum Share Price Milestone) has not been previously achieved, then the Maximum Share Price Milestone (and, if not previously achieved, the Minimum Share Price Milestone) shall be deemed to have been achieved; provided, that if the consideration to be received by the holders of the Company Ordinary Shares in such Company Sale includes non-cash consideration, the value of such consideration shall be determined in good faith by the Company Board; provided, further, that with respect to such Earn-Out Shares that are not deemed achieved as of the consummation of such Company Sale pursuant to this Section 6.2(e), none such Earn-Out Shares shall be issued or deemed issued and the contingent right to receive such Earn-Out Shares or the consideration therefor upon the consummation of such Company Sale shall be forfeited for no consideration. In the event either the Minimum Share Price Milestone or the Maximum Share Price Milestone would be deemed to be achieved pursuant to this Section 6.2(e), the applicable Earn-Out Shares shall be issued or deemed to be issued immediately prior to the consummation of the Company Sale and such Earn-Out Shares shall receive the same consideration per share as the shares of Company Ordinary Shares receive in the Company Sale.

(f)            Notwithstanding anything to the contrary in this Agreement, before the Earn-Out Shares are issued in connection with an Earn-Out Milestone or in connection with a Company Sale and registered in the Company’s register of members, the contingent right to receive the Earn-Out Shares: (i) does not provide the holders of such contingent right any rights of a holder of Company Ordinary Shares, including any right to vote or receive dividends; (ii) does not bear interest in any form; (iii) is not a “security” and is not assignable or transferable, except by operation of law, will or intestacy; and (iv) is not represented by any form of certificate or instrument.

(g)            Notwithstanding anything set forth in this Section 6.2 to the contrary, if any of the terms of the Sponsor Lock-Up Agreement (the “Sponsor Lock-Up Agreement”), dated as of the date hereof, between the Company and Silver Crest Management LLC in respect of the Sponsor Covered Shares are less restrictive than those agreed to herein (or such terms and conditions are subsequently relaxed including as a result of a modification, waiver or amendment), then the less restrictive terms and conditions shall apply to the Earn-Out Shares. For the avoidance of doubt, (x) if the Minimum Target (as defined in the Sponsor Lock-Up Agreement) shall have been achieved, then the Minimum Share Price Milestone shall be deemed achieved, and (y) if the Maximum Target (as defined in the Sponsor Lock-Up Agreement) shall have been achieved, then the Maximum Share Price Milestone shall be deemed achieved.

6.3          If, during the period between the Closing Date and the Earn-Out Expiration Date, the Company Ordinary Shares outstanding as of immediately following the First Effective Time shall have been changed into a different number of shares or a different class by reason of any share capitalization, dividend, distribution, combination, reverse share split, share consolidation, split, subdivision, conversion, exchange, transfer, sale, cancelation, repurchase, redemption or reclassification, or any similar event shall have occurred, then (x) the Company Per Share Trading Price specified in each of Section 6.1(b)(xv), Section 6.2(a) and Section 6.2(b) and the per share value of the consideration with respect to any Company Sale specified in Section 6.2(e) shall be equitably adjusted to reflect such change, and (y) the number of Earn-Out Shares issuable pursuant hereto shall be equitably adjusted to reflect such change.

Article VII
General Provisions

7.1           Termination. This Agreement shall be effective the date hereof and shall immediately terminate upon the earlier of (x) the termination of the Merger Agreement pursuant to its terms and (y) the date on which none of the Company, SPAC or any holder of a Locked-Up Share and/or a contingent right to an Earn-Out Share has any rights or obligations hereunder; provided that, in the event that the Merger Agreement is not terminated pursuant to its terms prior to the Closing, Article II, Article III, Article IV and Article V (other than Section 5.3, Section 5.5, Section 5.6 (solely with respect to 8.05(b) (Confidentiality; Publicity) of the Merger Agreement) and Section 5.8 which shall survive indefinitely) shall terminate upon the Closing. The termination of this Agreement shall not relieve any party from any liability arising in respect of any willful and material breach of this Agreement prior to such termination. Upon the termination of this Agreement (or any portion thereof), this Article VII shall survive indefinitely.

7.2            Capacity as a Company Shareholder. Each Company Shareholder signs this Agreement solely in such Company Shareholder’s capacity as a shareholder of the Company, and not in such Company Shareholder’s capacity as a director or officer of the Company, if applicable.

7.3            Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the Company and SPAC in accordance with Section 11.02 of the Merger Agreement and to each Company Shareholder at its address set forth set forth on Schedule A hereto (or at such other address for a party as shall be specified by like notice).

7.4            Entire Agreement; Amendment. This Agreement constitutes the entire agreement and understanding between the parties hereto relating to the subject matter hereof and the transactions contemplated hereby and supersedes any other agreements and understandings, whether written or oral, that may have been made or entered into by or between the parties hereto relating to the subject matter hereof or the transactions contemplated hereby. This Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

7.5            Assignment. No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other parties hereto, except that, for the avoidance of doubt, in connection with a transfer of any Subject Shares or Locked-Up Shares (as applicable) in accordance with the terms of this Agreement, transferee to whom such Subject Shares or Locked-Up Shares (as applicable) are transferred shall thenceforth be entitled to all the rights and be subject to all the obligations under this Agreement; provided, that no such assignment shall relieve the assigning party of its obligations hereunder. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any attempted assignment in violation of the terms of this Section 7.5 shall be null and void, ab initio. For the avoidance of doubt, no transfer of Company Ordinary Shares, Locked-Up Shares, Earn-Out Shares or Free Shares shall be (or be deemed to be) an assignment of this Agreement or the rights or obligations hereunder.

7.6            Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal substantive laws of the State of New York applicable to contracts entered into and to be performed solely within such state, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of laws of another jurisdiction. Any dispute, controversy, difference, or claim arising out of or relating to this Agreement, including its existence, validity, interpretation, performance, breach, or termination, or any dispute regarding non-contractual obligations arising out of or relating to this Agreement, shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (“HKIAC”) under the HKIAC Administered Arbitration Rules in force when the Notice of Arbitration is submitted. The seat of arbitration shall be Hong Kong. There shall be three arbitrators. The arbitration proceedings shall be conducted in English. The law of this arbitration clause shall be Hong Kong law. For the avoidance of doubt, a request by a party hereto to a court of competent jurisdiction for interim measures necessary to preserve such party’s rights, including pre-arbitration attachments, injunctions, or other equitable relief, shall not be deemed incompatible with, or a waiver of, the agreement to arbitrate in this Section 7.6.

7.7          Enforcement. Each of the parties hereto acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by it, money damages will be inadequate and the other party will have no adequate remedy at law, and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by it in accordance with their specific terms or were otherwise breached. Accordingly, the non-breaching party shall be entitled to an injunction or restraining order to prevent breaches of this Agreement by the other party and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which the non-breaching party may be entitled under this Agreement, at law or in equity.

7.8          Counterparts. This Agreement may be executed in two or more counterparts (any of which may be delivered by electronic transmission), each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument.

[Signature pages follow]

IN WITNESS WHEREOF, each party has duly executed and delivered this Agreement as a deed, all as of the date first written above.

EXECUTED AND DELIVERED AS A DEED BY:

TH International Limited

Signature:	/s/ Paul Hong

Name:	Paul Hong

Title:	Director

[Signature Page to Target Lock-Up and Support Agreement]

IN WITNESS WHEREOF, each party has duly executed and delivered this Agreement as a deed, all as of the date first written above.

EXECUTED AND DELIVERED AS A DEED BY:

SILVER CREST ACQUISITION CORPORATION

Signature:	/s/ Liang (Leon) Meng

Name:	Liang (Leon) Meng

Title:	Chairman

[Signature Page to Target Lock-Up and Support Agreement]

IN WITNESS WHEREOF, each party has duly executed and delivered this Agreement as a deed, all as of the date first written above.

EXECUTED AND DELIVERED AS A DEED BY:

TIM HORTONS RESTAURANTS INTERNATIONAL GMBH

Signature:	/s/ Lucas Muniz

Name:	Lucas Muniz

Title:	Authorized Signatory

Witness Signature:	/s/ Peter Weber

Name:	Peter Weber

Address:

Occupation:

[Signature Page to Target Lock-Up and Support Agreement]

IN WITNESS WHEREOF, each party has duly executed and delivered this Agreement as a deed, all as of the date first written above.

EXECUTED AND DELIVERED AS A DEED BY:

PANGAEA TWO ACQUISITION HOLDINGS XXIIB LIMITED

Signature:	/s/ Peter Yu

Name:	Peter Yu

Title:	Authorized Signatory

Witness Signature:	/s/ Sandra Maneiari

Name:	Sandra Maneiari

Address:

Occupation:

[Signature Page to Target Lock-Up and Support Agreement]

IN WITNESS WHEREOF, each party has duly executed and delivered this Agreement as a deed, all as of the date first written above.

EXECUTED AND DELIVERED AS A DEED BY:

L&L TOMORROW HOLDINGS LIMITED

Signature:	/s/ Yongchen Lu

Name:	Yongchen Lu

Title:	Authorized Signatory

Witness Signature:	/s/ Bin He

Name:	Bin He

Address:

Occupation:

[Signature Page to Target Lock-Up and Support Agreement]

IN WITNESS WHEREOF, each party has duly executed and delivered this Agreement as a deed, all as of the date first written above.

EXECUTED AND DELIVERED AS A DEED BY:

LORD WINTERFELL LIMITED

Signature:	/s/ Bin He

Name:	Bin He

Title:	Authorized Signatory

Witness Signature:	/s/ Yongchen Lu

Name:	Yongchen Lu

Address:

Occupation:

[Signature Page to Target Lock-Up and Support Agreement]

Schedule A

Name of Company Shareholder	Number of Pre-Split Shares	Number of Minimum Earn- Out Shares	Number of Maximum Earn- Out Shares
Tim Hortons Restaurants International GmbH	10,000 ordinary shares, par value $0.01 per share, of the Company	599,875 Company Ordinary Shares	599,875 Company Ordinary Shares
Pangaea Two Acquisition Holdings XXIIB Limited	(i) 45,013 ordinary shares, par value $0.01 per share, of the Company and (ii) 60,000 redeemable shares, par value $0.01 per share, of the Company	6,299,466 Company Ordinary Shares	6,299,466 Company Ordinary Shares
L&L Tomorrow Holdings Limited	1,178 ordinary shares, par value $0.01 per share, of the Company	70,665 Company Ordinary Shares	70,665 Company Ordinary Shares
Lord Winterfell Limited	500 ordinary shares, par value $0.01 per share, of the Company	29,994 Company Ordinary Shares	29,994 Company Ordinary Shares

Address for Notice:

If to Tim Hortons Restaurants International GmbH:

Address:	Dammstrasse 23, 6300 Zug, Switzerland
Attention:	Head of Tim Hortons International
Telephone No.:	+41-41-729-8533
Email:	lmuniz@rbi.com

Schedule A

With a copy to:

Address:	Inwilerriedstrasse 61, Baar 6340, Switzerland
Attention:	Head of Legal, Tim Hortons International
Telephone No.:	+65-6511-3783
Email:	sdean@rbi.com

If to Pangaea Two Acquisition Holdings XXIIB Limited:

Address:	505 Fifth Avenue, 15th Floor, New York, NY 10017
Attention:	Peter Yu
Email:	peter.yu@cartesiangroup.com

Copy to (such copy not constitute notice hereunder):

Address:	Kirkland& Ellis LLP, 200 Clarendon Street, Boston, MA 02116
Attention:	Armand A. Della Monica
Email:	armand.dellamonica@kirkland.com

And

Address:	Kirkland& Ellis, 26th Floor, Gloucester Tower, The Landmark, 15 Queen’s Road Central, Hong Kong
Attention:	Daniel Dusek
Email:	daniel.dusek@kirkland.com

If to L&L Tomorrow Holdings Limited:

Address:	Room 2501, 227 North Huangpi Road, Shanghai
Attention:	Yongchen Lu
Telephone No.:	+86 13918016007
Email:	yongchen.lu@timschina.com

Schedule A

If to Lord Winterfell Limited:

Address:	Room 2501, 227 North Huangpi Road, Shanghai
Attention:	Bin He
Telephone No.:	+86 13918631739
Email:	bin.he@timschina.com

Schedule A

Schedule B

Tim Hortons Restaurants International GmbH

Schedule B

Schedule C

Pangaea Two Acquisition Holdings XXIIA Limited

Tencent Mobility Limited

SCC Growth VI Holdco D, Ltd.

Eastern Bell International XXVI Limited

Schedule C